New Perspective Fund

September 30, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$215,948
Class B	$0
Class C	$0
Class F1	$6,377
Class F2	$18,880
Total	$241,205
Class 529-A	$8,071
Class 529-B	$0
Class 529-C	$0
Class 529-E	$207
Class 529-F1	$466
Class R-1	$0
Class R-2	$0
Class R-2E	$0
Class R-3	$4,238
Class R-4	$10,665
Class R-5	$14,295
Class R-6	$68,328
Total	$106,270

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2300
Class B	$0.0000
Class C	$0.0000
Class F1	$0.1979
Class F2	$0.3244
Class 529-A	$0.2015
Class 529-B	$0.0000
Class 529-C	$0.0000
Class 529-E	$0.1075
Class 529-F1	$0.2874
Class R-1	$0.0000
Class R-2	$0.0000
Class R-2E	$0.3350
Class R-3	$0.0968
Class R-4	$0.2187
Class R-5	$0.3395
Class R-6	$0.3539

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	982,997
Class B	2,951
Class C	38,545
Class F1	37,259
Class F2	73,909
Total	1,135,661
Class 529-A	42,438
Class 529-B	457
Class 529-C	9,605
Class 529-E	2,012
Class 529-F1	1,759
Class R-1	2,849
Class R-2	15,741
Class R-2E	1
Class R-3	44,899
Class R-4	49,219
Class R-5	40,051
Class R-6	228,547
Total	437,578

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$35.80
Class B	$35.22
Class C	$34.53
Class F1	$35.60
Class F2	$35.77
Class 529-A	$35.43
Class 529-B	$34.83
Class 529-C	$34.49
Class 529-E	$35.07
Class 529-F1	$35.41
Class R-1	$34.27
Class R-2	$34.56
Class R-2E	$35.67
Class R-3	$35.03
Class R-4	$35.37
Class R-5	$35.82
Class R-6	$35.88